Exhibit 99.1

Newmont Achieves 2013 Production Target; Provides 2014 Outlook

2014 Production and Costs Expected to be Stable while Capital and Overhead Spending1 are Anticipated to Decline

DENVER--(BUSINESS WIRE)--January 30, 2014--Newmont Mining Corporation (NYSE: NEM) (“Newmont” or the “Company”) today announced preliminary 2013 operating results, which came in at the high end of production forecasts for the year. The Company also announced its 2014 outlook, and is projecting stable gold production, increased copper production, and continued capital and overhead reductions this year. Fourth quarter and 2013 highlights include:

  Achieved fourth quarter attributable gold production of 1.5 million ounces resulting in full year attributable production of 5.1 million ounces, on the top end of the guidance range of 4.8 to 5.1 million ounces;
  Delivered fourth quarter attributable copper production of 38 million pounds resulting in full year attributable copper production of 144 million pounds, meeting the updated guidance range of 135 to 145 million pounds;
  Commissioned Akyem and Phoenix Copper Leach projects on time and on budget; and
  Realized average gold and copper price of approximately $1,267 per ounce and $2.99 per pound, and $1,393 per ounce and $2.96 per pound for the fourth quarter and full year, respectively.

“We significantly improved costs and efficiency while achieving exceptional safety performance in 2013,” said Gary Goldberg, President and Chief Executive Officer. “We also strengthened our portfolio by delivering the Akyem and Phoenix Copper Leach projects on time and on budget, and divesting more than $600 million of non-core assets.”

___________________________
[1] Overhead spending includes G&A, Other Expenses, Advanced Projects and R&D, and Exploration.

2013 Preliminary Operating Results

The Company delivered strong performance across all its operations in 2013, achieving a step-change in productivity at Tanami and Waihi; recovering early year production shortfalls in Nevada; and commissioning the Akyem and Phoenix Copper Leach operations on time and on budget. Akyem began commercial production in the fourth quarter of 2013 and exceeded guidance by producing 129,000 ounces of gold. Strong performance at Tanami, Waihi and Kalgoorlie (included in “Other Australia/New Zealand”) continued in the fourth quarter with full year production exceeding guidance.

	Q4 2012	Q4 2013	2012 FY	2013 FY
	Attributable	Attributable	Attributable	Attributable
	Production	Production	Production	Production
Region	(Kozs, Mlbs)	(Kozs, Mlbs)	(Kozs, Mlbs)	(Kozs, Mlbs)

Nevada [a]	478	535	1,748	1,768
La Herradura	48	22	212	183
North America	526	557	1,960	1,951
Yanacocha	121	95	691	523
La Zanja	13	16	53	65
South America	134	111	744	588
Boddington	216	179	724	704
Other Australia/NZ	245	304	955	1,100
Australia/NZ	461	483	1,679	1,804
Batu Hijau, Indonesia	7	6	33	23
Ahafo	123	162	561	570
Akyem	-	129	-	129
Africa	123	291	561	699
Total Gold	1,251	1,448	4,977	5,065
Boddington	19	16	67	66
Batu Hijau	16	22	76	78
Total Copper	35	38	143	144

	Q4 2012	Q4 2013	2012 FY	2013 FY
	Attributable	Attributable	Attributable	Attributable
	Sales [b]	Sales [b]	Sales [b]	Sales [b]
Region	(Kozs, Mlbs)	(Kozs, Mlbs)	(Kozs, Mlbs)	(Kozs, Mlbs)

Nevada [a]	483	527	1,719	1,756
La Herradura	48	22	212	183
North America	531	549	1,931	1,939
Yanacocha	123	96	681	525
La Zanja	13	16	53	65
South America	136	112	734	590
Boddington	204	203	711	743
Other Australia/NZ	246	317	936	1,103
Australia/NZ	450	520	1,647	1,846
Batu Hijau, Indonesia	9	6	32	22
Ahafo	105	159	527	566
Akyem	-	129	-	129
Africa	105	288	527	695
Total Gold	1,231	1,475	4,871	5,092
Boddington	19	19	66	71
Batu Hijau	23	26	79	77
Total Copper	42	45	145	148

[a] Production and sales volumes do not include copper production from the Phoenix mine, which was approximately 30 million pounds in 2012 and 32 million pounds in 2013. Phoenix copper production is accounted for as a by-product and its revenues, net of treatment and refining charges, are credited to Nevada costs applicable to sales as a by-product credit.

[b] Included in attributable sales are ounces from Newmont’s non-consolidated equity interests in La Zanja of 16Koz and 65Koz for Q4 and 2013, respectively, and Duketon of 15Koz and 59Koz, for Q4 and 2013, respectively.

Newmont’s fourth quarter costs applicable to sales are expected to include non-cash stockpile revaluations of approximately $350 to $400 million resulting primarily from an adjustment of the Company’s long-term gold price assumption from $1,400 to $1,300 per ounce and revised metallurgical recovery rates.

The Company will apply a gold price assumption of $1,300 per ounce, down from $1,400 per ounce, for all asset impairment testing as well as the 2013 Reserve calculation. For Resources, the updated gold price assumption is $1,400 per ounce, down from $1,600 per ounce. The Company is conducting its regularly scheduled accounting impairment review, which could result in non-cash impairment charges against book value to certain development assets such as Long Canyon. Final outcomes of this review and final Reserves and Resources will be reported in the Company’s Form 10-K, expected to be filed with the Securities and Exchange Commission on February 20, 2014.

2014 Outlook

Newmont expanded its 2014 outlook for production, costs and capital expenditures to include greater visibility into its Nevada and Other Australia/New Zealand operations. Additionally, the 2014 outlook is presented on a consolidated basis and with greater detail on all-in sustaining costs at the regional level for gold and on a total company basis for copper. Copper production is also presented in tonnes.

Newmont expects consolidated 2014 gold and copper production to be approximately 5.0 to 5.3 million ounces and 160 to 175 thousand tonnes, respectively, at CAS of approximately $740 to $790 per ounce and $2.00 to $2.25 per pound. In 2014, all-in sustaining costs are anticipated to be between $1,075 and $1,175 per gold ounce and $2.75 to $2.95 per copper pound of production. The Company also expects an approximate 20 percent reduction in overhead expenses. Newmont will continue to execute its strategy of securing the gold franchise by delivering additional cost reductions through sustainable operational improvements.

The Company currently expects to invest approximately $1.3 to $1.4 billion in consolidated capital in 2014. Approximately 90 percent of this is allocated to sustaining capital. Projects that create value, lower cost and extend mine life, such as the Turf Vent Shaft in Nevada, will be prioritized, in keeping with the strategy to strengthen the portfolio. The Company continues to evaluate projects and spending to preserve its balance sheet and contribute to free cash flow.

The Phase 6 stripping campaign at Batu Hijau is expected to be completed in the fourth quarter of this year, at which time production is expected to increase and costs to decrease significantly. This is subject to potential operating plan modifications based on the recent export regulations issued by the Indonesian Government in mid-January. Please see the Company’s press release dated January 22, 2014.

2014 Consolidated Production, CAS, AISC and Capital Outlook[a]
Region	2014 Consolidated Production	2014 Consolidated CAS	2014 Consolidated All-in Sustaining Costs[b]	Consolidated Capital Expenditures
	(Kozs, Kt)	($/oz, $/lb)	($/oz, $/t)	($M)
Carlin	830 - 910	$790 - $860		$275 - $300
Twin Creeks[c]	330 - 360	$550 - $600		$110 - $130
Phoenix[d]	195 - 215	$655 - $715		$30 - $40
La Herradura	185 - 200	$800 - $875		$90 - $100
Other North America				$20 - $30
North America	1,550 - 1,650	$720 - $790	$1,045 - $1,135	$540 - $600
Yanacocha[e]	895 - 985	$725 - $790		$180 - $200
Other South America				$25 - $50
South America	895 - 985	$725 - $790	$1,115 - $1,205	$200 - $250
Boddington	665 - 725	$880 - $960		$100 - $115
KCGM	300 - 330	$990 - $1,080		$30 - $40
Tanami	300 - 325	$750 - $825		$90 - $100
Jundee	210 - 230	$765 - $835		$25 - $35
Waihi	100 - 115	$755 - $825		$10 - $20
Other Australia/NZ				$5 - $15
Australia/New Zealand	1,600 - 1,700	$855 - $930	$1,045 - $1,135	$275 - $300
Batu Hijau, Indonesia[f]	135 - 150	$630 - $690	$945 - $1,025	$125 - $150
Ahafo	365 - 400	$700 - $770		$115 - $130
Akyem	415 - 460	$455 - $500		$15 - $25
Africa	785 - 850	$575 - $625	$795 - $865	$130 - $150
Corporate/Other				$20 - $25
Total Gold	5,000 - 5,350	$740 - $790	$1,075 - $1,175	$1,300 - $1,400
Phoenix	15 - 25	$2.25 - $2.50
Boddington	25 - 35	$2.50 - $2.80
Batu Hijau[f]	110 - 125	$1.75 - $2.00
Total Copper	160 - 175	$2.00 - $2.25	$2.75 - $2.95

[a]The outlook ranges presented herein represent forward looking statements, which are subject to certain risks and uncertainties. See cautionary statement at the end of this release. Additionally, individual site ranges in the table above may not sum to total regional or Company levels to provide for portfolio flexibility.

[b]All-in sustaining cost (“AISC”) is a non-GAAP metric defined as the sum of cost applicable to sales (including all direct and indirect costs related to current gold production incurred to execute on the current mine plan), remediation costs (including operating accretion and amortization of asset retirement costs), G&A, exploration expense, advanced projects and R&D, treatment and refining costs, other expense, net of one-time adjustments and sustaining capital. Note that the Company has updated this metric to now include treatment and refining costs.

[c]Includes GTRJV operations.
[d]Includes Lone Tree operations.
[e]Newmont holds a 51.35% interest in Yanacocha.

[f]2014 Outlook for Batu Hijau is based upon the Company's operating and mine plan as of the date hereof. The above assumes a 44.5625% interest in Batu Hijau and is based upon the terms set forth in the Contract of Work. Such outlook remains subject to change pending the clarification regarding the new regulations, which have the potential to impact future operating plans at Batu Hijau.

2014 Expense Outlook
Description	2014 Consolidated Expenses ($M)

General & Administrative	$175 - $200
Other Expense	$150 - $175
Interest Expense	$350 - $375
DD&A	$1,050 - $1,125
Exploration and Projects	$400 - $450
Sustaining Capital	$1,200 - $1,300
Tax Rate	34%-37%

Conference Call Details

A conference call to discuss preliminary 2013 operating highlights and 2014 outlook will be held on Friday, January 31 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time); it will also be carried on the Company’s website.

Conference Call Details
Dial-In Number	800.369.1917
Intl Dial-In Number	210.234.0025
Leader	Kirsten Benefiel
Passcode	Newmont
Replay Number	800.879.5206
Intl Replay Number	203.369.3563
Replay Passcode	2014

Webcast Details

http://event.on24.com/r.htm?e=732534&s=1&k=9CD8C730F3DAD7FB31434198EB589258

Newmont Mining Corporation will report fourth quarter and year-end 2013 results after the market closes on Thursday, February 20, 2014. The fourth quarter and year-end 2013 results and related financial and statistical information will be available after the market close on Thursday, February 20, 2014, on the “Investor Relations” section of the Company’s website at www.newmont.com. A conference call will be held on Friday, February 21 at 10 a.m. ET (8 a.m. MT). A live webcast of the call also will be available on the Company’s website.

Conference Call Details
Dial-In Number	800.369.1917
Intl Dial-In Number	210.234.0025
Leader	Kirsten Benefiel
Passcode	Newmont
Replay Number	800.283.0668
Intl Replay Number	402.998.0898
Replay Passcode	2014

Webcast Details

http://event.on24.com/r.htm?e=739580&s=1&k=CC07798D7823F25A74B92BAEB6BA6BE9

Additionally, the conference call will be archived for a limited time on the Company’s website.

Cautionary Statement Regarding 2013 Preliminary Operating Highlights

We caution you that, whether or not expressly stated, all measures of the Company's fourth quarter and 2013 financial results and condition contained in this news release, including production, sales, average realized price, costs applicable to sales, overhead spending, capital expenditures, stockpile revaluations and potential impairments are preliminary and reflect our expected 2013 results as of the date of this news release. Actual reported fourth quarter and 2013 results are subject to management's final review as well as audit by the Company's independent registered accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied. For a discussion of factors that may adversely affect our financial results and condition, see the Company’s 2012 Annual Report on Form 10-K, filed on February 21, 2013, with the Securities and Exchange Commission (“SEC”), as well as the Company’s other SEC filings, available on the SEC's website at www.sec.gov. The Company will provide additional discussion and analysis and other important information about its fourth quarter and 2013 financial results and condition when it reports actual results on February 20, 2014.

Cautionary Statement Regarding Forward Looking Statements, Including 2014 Production, CAS, AISC, Capital and Expense Outlook:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation: (i) estimates of future production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future consolidated and attributable capital expenditures, CAS, and all-in sustaining cost; and (iv) expectations regarding the development, growth and exploration potential of the Company’s projects. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations and investment agreements; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper and oil; (vi) certain tax rate assumptions; (vii) prices for key supplies being approximately consistent with current levels; and (viii) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements.” Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, community relations, conflict resolution and outcome of projects or oppositions and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2012 Annual Report on Form 10-K, filed on February 21, 2013, with the SEC, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors' own risk.

CONTACT:
Newmont Mining Corporation
Investor Contacts
Kirsten Benefiel, 303-837-6117
kirsten.benefiel@newmont.com
or
Allysa Howell, 303-837-5788
allysa.howell@newmont.com
or
Media Contacts
Omar Jabara, 303-837-5114
omar.jabara@newmont.com
or
Diane Reberger, 303-967-9455
diane.reberger@newmont.com